Exhibit 32.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Chardan North China Acquisition Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Kerry Propper, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

            1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Kerry Propper                                   Dated: November 14, 2005
   -------------------------------------------------
        Kerry Propper
        Chief Financial Officer and Secretary
        (Principal Accounting and Financial Officer)